As filed with the Securities and Exchange Commission on July 1, 2016

Registration No. 333-149245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1304627
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3250 Briarpark Drive, Suite 400 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Cardtronics Group, Inc.

2001 Stock Incentive Plan

(Full title of the plan)

Edward H. West
Chief Financial Officer
3250 Briarpark Drive, Suite 400
Houston, Texas 77042

(Name and address of agent for service)

(832) 308-4000

(Telephone number, including area code, of agent for service)

With a copy to:

William D. Davis II

Baker & McKenzie LLP

Bank of America Center

700 Louisiana, Suite 3000

Houston, Texas 77002

(713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Registration No. 333-149245 (as amended, this “Registration Statement”) is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), by Cardtronics plc, an English public limited company (“Cardtronics plc”), as the successor issuer to Cardtronics, Inc., a Delaware corporation (“Cardtronics Delaware”), to reflect a merger transaction whereby Cardtronics plc became the new public holding company and the parent of the Cardtronics group of companies (the “Merger”).  The Merger was effected through a merger agreement by and among Cardtronics plc, Cardtronics Delaware, CATM Merger Sub LLC and CATM Holdings LLC, dated as of April 27, 2016, pursuant to which each issued and outstanding share of Cardtronics Delaware common stock was converted into the right to receive one Class A ordinary share of Cardtronics plc, nominal value $0.01 (“Class A Ordinary Shares”).  In connection with the Merger, Cardtronics plc assumed Cardtronics Delaware’s obligation to deliver shares underlying awards granted under the Cardtronics Group, Inc. 2001 Stock Incentive Plan (the “Plan”).  Consequently, Class A Ordinary Shares will be henceforth issuable under the Plan in lieu of shares of Cardtronics Delaware common stock.

Cardtronics plc hereby expressly adopts this Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference

The following documents, which Cardtronics Delaware or Cardtronics plc has filed with the Commission pursuant to the Exchange Act, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto):

1.        Cardtronics Delaware’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 22, 2016, as amended by Amendment No. 1 on Form 10-K/A filed on March 1, 2016;

2.        Cardtronics Delaware’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as filed with the Commission on April 28, 2016;

3.        Cardtronics Delaware’s Current Reports on Form 8-K filed with the Commission on February 23, 2016, April 27, 2016, May 13, 2016, June 3, 2016, June 15, 2016, June 29, 2016 and July 1, 2016;

4.        Cardtronics plc’s Current Report on Form 8-K filed with the Commission on July 1, 2016;

5.        the portions of Cardtronics Delaware’s Definitive Proxy Statement, filed with the SEC on April 19, 2016, incorporated by reference into Cardtronics Delaware’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

6.        the description of Cardtronics plc’s Class A Ordinary Shares contained in Item 8.01 of Cardtronics plc’s Current Report on Form 8-K filed with the Commission on July 1, 2016.

Each document filed by Cardtronics plc with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto), subsequent to the date of this Registration Statement and prior to the filing of any further post-effective amendment to this Registration Statement which indicates that all securities offered herby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities

Not applicable.

Item 5.         Interests of Named Experts and Counsel

Not applicable.

Item 6.         Indemnification of Directors and Officers

The Cardtronics plc articles of association confer an indemnity on its directors and officers under Article 143, which provides:

143. INDEMNITY

143.1 To the fullest extent permitted by the U.K. Companies Act 2006 (the “Companies Act”) and any other applicable laws and without prejudice to any indemnity to which any person may otherwise be entitled, the Company shall:

(a)         indemnify to any extent any person who is or was a director or officer of the Company, or a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary of another organisation or trustee of any employee benefit plan, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company, any associated company or such other organisation or employee benefit plan, where the basis of such proceeding is in his official capacity as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary while serving or having agreed to serve as a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary;

(b)         indemnify to any extent any person who is or was a director, partner, trustee, officer, secretary, executive, manager, managing member, employee, authorised agent or fiduciary of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the company’s or the individual’s activities as trustee of an occupational pension scheme; and

(c)          create a trust fund, grant a security interest and/or use other means (including insurance, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorised or permitted by law and including as part thereof provisions with respect to any or all of the foregoing paragraphs of this Article 143.1 to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

143.2 Where a person is indemnified against any liability in accordance with Article 143.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

English companies may purchase directors and officers liability insurance as well as other types of insurance for their directors and officers. Article 86 of the Cardtronics plc articles of association provides:

86.   INSURANCE

Subject to the provisions of the Act, the board may exercise all the powers of the Company to purchase and maintain insurance for the benefit of a person who is or was a director, alternate director or officer of the Company, or a director or officer of any associated company, or is or was serving or has agreed to serve at the request of the Company as a director or officer of another organisation or trustee of any employee benefit plan, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company, any associated company or such other organisation.

In addition, the Companies Act includes certain indemnification provisions.

Section 232 of the Companies Act provides as follows:

232  PROVISIONS PROTECTING DIRECTORS FROM LIABILITY

(1)         Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2)         Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by—

(a)         section 233 (provision of insurance),

(b)         section 234 (qualifying third party indemnity provision), or

(c)          section 235 (qualifying pension scheme indemnity provision).

(3)         This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4)         Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 of the Companies Act provides as follows:

233  PROVISION OF INSURANCE

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 of the Companies Act provides as follows:

234  QUALIFYING THIRD PARTY INDEMNITY PROVISION

(1)         Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2)         Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.

(3)         The provision must not provide any indemnity against—

(a)         any liability of the director to pay—

(i)            a fine imposed in criminal proceedings, or

(ii)           a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)   any liability incurred by the director—

(i)            in defending criminal proceedings in which he is convicted, or

(ii)           in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii)          in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5)   For this purpose—

(a)   a conviction, judgment or refusal of relief becomes final—

(i)            if not appealed against, at the end of the period for bringing an appeal, or

(ii)           if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)   an appeal is disposed of—

(i)            if it is determined and the period for bringing any further appeal has ended, or

(ii)           if it is abandoned or otherwise ceases to have effect.

(6)         The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under—section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 235 of the Companies Act provides as follows:

235  QUALIFYING PENSION SCHEME INDEMNITY PROVISION

(1)         Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.

(2)         Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3)         The provision must not provide any indemnity against—

(a)         any liability of the director to pay—

(i)            a fine imposed in criminal proceedings, or

(ii)           a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b)   any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5)   For this purpose—

(a)   a conviction becomes final—

(i)            if not appealed against, at the end of the period for bringing an appeal, or

(ii)           if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b)   an appeal is disposed of—

(i)            if it is determined and the period for bringing any further appeal has ended, or

(ii)           if it is abandoned or otherwise ceases to have effect.

(6)         In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.

Section 239 of the Companies Act provides as follows:

239  RATIFICATION OF ACTS OF DIRECTORS

(1)         This section applies to the ratification by a company of conduct by a director amounting to negligence, default, breach of duty or breach of trust in relation to the company.

(2)         The decision of the company to ratify such conduct must be made by resolution of the members of the company.

(3)         Where the resolution is proposed as a written resolution neither the director (if a member of the company) nor any member connected with him is an eligible member.

(4)         Where the resolution is proposed at a meeting, it is passed only if the necessary majority is obtained disregarding votes in favor of the resolution by the director (if a member of the company) and any member connected with him.

This does not prevent the director or any such member from attending, being counted towards the quorum and taking part in the proceedings at any meeting at which the decision is considered.

(5)         For the purposes of this section—

(a)         “conduct” includes acts and omissions;

(b)         “director” includes a former director;

(c)          a shadow director is treated as a director; and

(d)         in section 252 (meaning of “connected person”), subsection (3) does not apply (exclusion of person who is himself a director).

(6)         Nothing in this section affects—

(a)         the validity of a decision taken by unanimous consent of the members of the company, or

(b)         any power of the directors to agree not to sue, or to settle or release a claim made by them on behalf of the company.

(7)         This section does not affect any other enactment or rule of law imposing additional requirements for valid ratification or any rule of law as to acts that are incapable of being ratified by the company.

Section 1157 of the Companies Act provides as follows:

1157  POWER OF COURT TO GRANT RELIEF IN CERTAIN CASES

(1)         If in proceedings for negligence, default, breach of duty or breach of trust against—

(a)         an officer of a company, or

(b)         a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2)         If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust—

(a)         he may apply to the court for relief, and

(b)         the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3)         Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

Under Section 250 of the Companies Act, a “director” is defined to include “any person occupying the position of director, by whatever name called.” In the case of Cardtronics plc, references in the Companies Act to a “director” would also include certain officers.

Cardtronics Delaware has entered into indemnification agreements with each of the directors and certain officers of Cardtronics plc and Cardtronics Delaware, and Cardtronics plc expects to enter into deeds of indemnity with the directors and executive officers, that will indemnify such persons to the fullest extent permitted by applicable law against all expenses and liabilities incurred or paid by them that arise out of or in connection with his or her appointment as a director or officer or any action taken (or a failure to take action) by such person in connection with such person’s performance of his or her functions as a director or officer.

Cardtronics plc will maintain directors and officers insurance coverage, which, subject to policy terms and limitations, will include coverage to reimburse Cardtronics plc for amounts that it may be required or permitted by law to pay directors or officers of Cardtronics plc.

Item 7.         Exemption From Registration Claimed

Not applicable.

Item 8.         Exhibits

The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit Number	Description

4.1	Articles of Association of Cardtronics plc (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Cardtronics plc on July 1, 2016)

4.2	Cardtronics Group, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 of Cardtronics Delaware’s Registration Statement on Form S-4 filed on January 20, 2006)

4.3

Amendment No. 1 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.22 of the Registration Statement on Form S-4, filed by Cardtronics Delaware on January 20, 2006)

4.4

Amendment No. 2 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.23 of the Registration Statement on Form S-4, filed by Cardtronics Delaware on January 20, 2006)

4.5

Amendment No. 3 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.38 of Post-effective Amendment No. 1 to the Registration Statement on Form S-1, filed by Cardtronics Delaware on December 10, 2007)

4.6

Amendment No. 4 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.39 of Post-effective Amendment No. 1 to the Registration Statement on Form S-1, filed by Cardtronics Delaware on December 10, 2007)

4.7

Amendment No. 5 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.40 of Post-effective Amendment No. 1 to the Registration Statement on Form S-1, filed by Cardtronics Delaware on December 10, 2007, File No. 333-145929)

4.8	Deed of Assumption (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Cardtronics plc on July 1, 2016)

5.1	Opinion of Baker & McKenzie LLP regarding the legality of securities being registered

23.1	Consent of KPMG LLP

23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement)

Item 9.         Undertakings

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 1, 2016.

CARDTRONICS PLC

By:	/s/ Edward H. West
Edward H. West
Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward H. West and E. Brad Conrad and each of them, either of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all prospectus supplements, stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on July 1, 2016.

Signature	Title

/s/ Steven A. Rathgaber	Chief Executive Officer and Director
Steven A. Rathgaber	(Principal Executive Officer)

/s/ Edward H. West	Chief Financial Officer
Edward H. West	(Principal Financial Officer)

/s/ E. Brad Conrad	Chief Accounting Officer
E. Brad Conrad	(Principal Accounting Officer)

/s/ Dennis F. Lynch	Chairman of the Board of Directors
Dennis F. Lynch

/s/ J. Tim Arnoult	Director
J. Tim Arnoult

/s/ Jorge M. Diaz	Director
Jorge M. Diaz

/s/ Julie Gardner	Director
Julie Gardner

/s/ G. Patrick Phillips	Director
G. Patrick Phillips

/s/ Mark Rossi	Director
Mark Rossi

/s/ Juli C. Spottiswood	Director
Juli C. Spottiswood

/s/ M. Dilshad Kasmani	Authorized Representative in the United States
M. Dilshad Kasmani

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Association of Cardtronics plc (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed by Cardtronics plc on July 1, 2016)

4.2	Cardtronics Group, Inc. 2001 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 of Cardtronics Delaware’s Registration Statement on Form S-4 filed on January 20, 2006)

4.3

Amendment No. 1 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.22 of the Registration Statement on Form S-4, filed by Cardtronics Delaware on January 20, 2006)

4.4

Amendment No. 2 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.23 of the Registration Statement on Form S-4, filed by Cardtronics Delaware on January 20, 2006)

4.5

Amendment No. 3 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.38 of Post-effective Amendment No. 1 to the Registration Statement on Form S-1, filed by Cardtronics Delaware on December 10, 2007)

4.6

Amendment No. 4 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.39 of Post-effective Amendment No. 1 to the Registration Statement on Form S-1, filed by Cardtronics Delaware on December 10, 2007)

4.7

Amendment No. 5 to the 2001 Stock Incentive Plan of Cardtronics Group, Inc. (incorporated herein by reference to Exhibit 10.40 of Post-effective Amendment No. 1 to the Registration Statement on Form S-1, filed by Cardtronics Delaware on December 10, 2007)

4.8	Deed of Assumption (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Cardtronics plc on July 1, 2016)

5.1	Opinion of Baker & McKenzie LLP regarding the legality of securities being registered

23.1	Consent of KPMG LLP

23.3	Consent of Baker & McKenzie LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to the Registration Statement)